Exhibit 3.1
                                   -----------




           3.1 First Amended and Restated Agreement of Limited Partnership of CarrAmerica Realty, L.P., dated as of May 24, 1996, as amended by a First Amendment dated May 24, 1996, a Second Amendment dated May 24, 1996, a Third Amendment dated June 27, 1996, and a Fourth Amendment dated August 2, 1996.

                    -----------------------------------------


          FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            CARRAMERICA REALTY, L.P.


                    -----------------------------------------






                                                        Dated as of May 24, 1996



                                TABLE OF CONTENTS



ARTICLE I  DEFINED TERMS.............................................................................1
ARTICLE II ORGANIZATIONAL MATTERS....................................................................12
      Section 2.1 Organization.......................................................................12
      Section 2.2 Name...............................................................................12
      Section 2.3 Registered Office and Agent; Principal Office......................................12
      Section 2.4 Term...............................................................................12
ARTICLE III PURPOSE................,.................................................................13
      Section 3.1 Purpose and Business...............................................................13
      Section 3.2 Powers.............................................................................13
ARTICLE IV CAPITAL CONTRIBUTIONS; ISSUANCES OF
      PARTNERSHIP INTERESTS..........................................................................13
      Section 4.1 Capital Contributions of the Partners..............................................13
      Section 4.2 Issuances of Additional Partnership Interests......................................14
      Section 4.3 No Preemptive Rights...............................................................15
ARTICLE V DISTRIBUTIONS..............................................................................15
      Section 5.1 Requirement and Characterization of Distributions..................................15
      Section 5.2 Amounts Withheld...................................................................16
      Section 5.3 Distributions Upon Liquidation.....................................................16
ARTICLE VI ALLOCATIONS...............................................................................16
      Section 6.1 Allocations For Capital Account Purposes...........................................16
ARTICLE VII MANAGEMENT AND OPERATIONS OF BUSINESS....................................................17
      Section 7.1 Management.........................................................................17
      Section 7.2 Certificate of Limited Partnership.................................................20
      Section 7.3 Title to Partnership Assets........................................................21
      Section 7.4 Reimbursement of the General Partner...............................................21
      Section 7.5 Outside Activities of the General Partner..........................................22
      Section 7.6 Transactions with Affiliates.......................................................23
      Section 7.7 Indemnification....................................................................24
      Section 7.8 Liability of the General Partner...................................................25
      Section 7.9 Other Matters Concerning the General Partner.......................................26
      Section 7.10 Reliance by Third Parties.........................................................27
ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS..............................................27
      Section 8.1 Limitation of Liability............................................................27
      Section 8.2 Management of Business.............................................................27
      Section 8.3 Outside Activities of Limited Partners.............................................28
      Section 8.4 Return of Capital..................................................................28
      Section 8.5 Rights of Limited Partners Relating to the
             Partnership.............................................................................28
      Section 8.6 Redemption Right...................................................................30
ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS....................................................31

                                       i

      Section 9.1 Records and Accounting.............................................................31
      Section 9.2 Fiscal Year........................................................................32
      Section 9.3 Reports............................................................................32
ARTICLE X TAX MATTERS................................................................................32
      Section 10.1 Preparation of Tax Returns........................................................32
      Section 10.2 Tax Elections.....................................................................33
      Section 10.3 Tax Matters Partner...............................................................33
      Section 10.4 Organizational Expenses...........................................................35
      Section 10.5 Withholding.......................................................................35
ARTICLE XI TRANSFERS AND WITHDRAWALS.................................................................36
      Section 11.1 Transfer..........................................................................36
      Section 11.2 General Partner's Rights to Transfer..............................................36
      Section 11.3 Limited Partners' Rights to Transfer..............................................36
      Section 11.4 Substituted Limited Partners......................................................38
      Section 11.5 Assignees.........................................................................38
      Section 11.6 General Provisions................................................................39
ARTICLE XII ADMISSION OF PARTNERS....................................................................39
      Section 12.1 Admission of Successor General Partner............................................39
      Section 12.2 Admission of Additional Limited Partners..........................................40
      Section 12.3 Amendment of Agreement and Certificate of  Limited
             Partnership.............................................................................40
ARTICLE XIII DISSOLUTION AND LIQUIDATION.............................................................40
      Section 13.1 Dissolution.......................................................................40
      Section 13.2 Winding Up........................................................................41
      Section 13.3 Compliance with Timing Requirements of Regulations................................42
      Section 13.4 Deemed Distribution and Recontribution............................................43
      Section 13.5 Rights of Limited Partners........................................................43
      Section 13.6 Notice of Dissolution.............................................................44
      Section 13.7 Cancellation of Certificate of  Limited Partnership...............................44
      Section 13.8 Reasonable Time for Winding Up....................................................44
      Section 13.9 Waiver of Partition...............................................................44
ARTICLE XIV AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS.............................................44
      Section 14.1 Amendments........................................................................44
      Section 14.2 Meetings of the Partners..........................................................46
ARTICLE XV GENERAL PROVISIONS........................................................................47
      Section 15.1 Addresses and Notice..............................................................47
      Section 15.2 Titles and Captions...............................................................47
      Section 15.3 Pronouns and Plurals..............................................................47
      Section 15.4 Further Action....................................................................47
      Section 15.5 Binding Effect....................................................................48
      Section 15.6 Creditors.........................................................................48
      Section 15.7 Waiver............................................................................48
      Section 15.8 Counterparts......................................................................48
      Section 15.9 Applicable Law....................................................................48

                                       ii


      Section 15.10 Invalidity of Provisions.........................................................48
      Section 15.11 Power of Attorney................................................................48


                                    EXHIBIT A
                                    ---------
                           PARTNERS, CONTRIBUTIONS AND
                              PARTNERSHIP INTERESTS

                                    EXHIBIT B
                                    ---------
                           CAPITAL ACCOUNT MAINTENANCE

                                    EXHIBIT C
                                    ---------
                            SPECIAL ALLOCATION RULES

                                    EXHIBIT D
                                    ---------
                              NOTICE OF REDEMPTION

          FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            CARRAMERICA REALTY, L.P.

         THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of May 24, 1996, is entered into by and among CarrAmerica Realty Corporation ("Carr Realty"), a Maryland corporation, as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto who have been admitted as limited partners in accordance with the provisions of the Agreement of Limited Partnership, dated as of March 5, 1996, as amended prior to the date hereof, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss. 17-101, et seq.), as amended from time to time (the "Act"), as follows:


                                    ARTICLE I
                                  DEFINED TERMS

                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

                  "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

                  "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year

                  "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

                  "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above.

                  "Agreed Value" means (i) in the case of any Contributed Property as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

                  "Agreement" means this First Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

                  "Articles   of   Incorporation"    means   the   Articles   of
Incorporation of the General Partner filed in the State of Maryland on July 9, 1992, as amended or restated from time to time.

                  "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

                  "Available Cash" means, with respect to any period for which such calculation is being made:

                  (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

                  (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

                           (i) all interests,  principal and other debt payments
                  made during such period by the Partnership,

                           (ii)  all  cash   expenditures   (including   capital
                  expenditures) made by the Partnership during such period,

                           (iii) investments in any entity (including loans made
                  thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

                           (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

                  Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

                  "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

                  "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Section 4.1 or 4.2 hereof.

                  "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

                  "Cash Amount" means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the REIT Shares Amount.

                  "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

                  "Class A Unit" means a Partnership Unit that is specifically designated by the General Partner as being a Class A Unit.

                  "Class B Unit" means a Partnership Unit that is specifically designated by the General Partner as being a Class B Unit.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

                  "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

                  "Conversion Factor" means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in

REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

                  "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

                  "Distribution Period" means any calendar quarter or shorter period with respect to which a distribution of Available Cash is to be made to the Partners by the Partnership.

                  "General Partner" means CarrAmerica Realty Corporation or its successors as general partner of the Partnership.

                  "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

                  "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

                  "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters.

                  "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee), or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

                  "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, (B) a Limited Partner, or
(C) a director or officer of the Partnership or the General Partner, and (ii) such other

Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

                  "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

                  "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

                  "Liquidator" has the meaning set forth in Section 13.2.

                  "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

                  "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

                  "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

                  "Nonrecourse   Deductions"   has  the  meaning  set  forth  in
Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership

Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

                  "Nonrecourse   Liability"   has  the   meaning  set  forth  in
Regulations Section 1.752-1(a)(2).

                  "Notice  of   Redemption"   means  the  Notice  of  Redemption
substantially in the form of Exhibit E to this Agreement.

                  "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

                  "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the Amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

                  "Partnership" means the limited partnership formed under the Act and continued pursuant to this Agreement, and any successor thereto.

                  "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

                  "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

                  "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section
5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

                  "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, Class B Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

                  "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

                  "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

                  "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                  "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the
Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

                  "Redeeming Partner" has the meaning set forth in Section 8.6 hereof.

                  "Redemption Amount" means either the Cash Amount or the REIT Shares Amount, as determined by the General Partner in its sole and absolute discretion. A Redeeming Partner shall have no right, without the General Partner's consent, to receive the Redemption Amount in the form of the REIT Shares Amount.

                  "Redemption Right" shall have the meaning set forth in Section
8.6 hereof.

                  "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REIT" means a real estate investment trust under Section 856 of the Code.

                  "REIT Share" shall mean a share of common stock of the General Partner.

                  "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights") then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

                  "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

                  "704(c) Value" of any Contributed Property means the the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.

                  "Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date with respect to a Partnership Unit shall occur before one (1) year from the date such Partnership Unit was originally issued; provided further that if the General Partner combines its outstanding REIT Shares into a smaller number of REIT Shares, no Specified Redemption Date shall occur prior to the effective date of such combination.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

                  "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.

                  "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

                  "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

                  "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

                  "Value" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or
(iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS


                  Section 2.1            Organization

                  The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Agreement of Limited Partnership, dated as of March 5, 1996, as amended prior to the date hereof. The Partners hereby continue the Partnership and amend and restate such Agreement of Limited Partnership, as amended prior to the date hereof, in its entirety. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.


                  Section 2.2            Name

                  The name of the Partnership is CarrAmerica Realty, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.


                  Section 2.3            Registered Office and Agent; Principal
                                         Office

                  The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Trust Company. The principal office of the Partnership is 1700 Pennsylvania Avenue, N.W., Washington, D.C., or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.


                  Section 2.4            Term

                  The term of the Partnership commenced on March 5, 1996 and shall continue until December 31, 2095, unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.

                                   ARTICLE III
                                     PURPOSE


                  Section 3.1            Purpose and Business

                  The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing.


                  Section 3.2            Powers

                  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.


                                   ARTICLE IV
                        CAPITAL CONTRIBUTIONS; ISSUANCES
                            OF PARTNERSHIP INTERESTS


                  Section 4.1            Capital Contributions of the Partners

                  At the time of the execution of this Agreement, the Partners shall make or shall have made the Capital Contributions as set forth in Exhibit A hereto. To the extent the Partnership is acquiring any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A hereto. The Partners shall own Partnership Units in the amounts set forth in Exhibit A and shall have a

Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest. Except as provided in Section 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership. No Partner shall have any obligation to restore any default that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.


                  Section 4.2            Issuances of Additional Partnership
                                         Interests

                  A. General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners or other Persons other than the General Partner (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.

                  B. Issuances of Additional Partnership Interests to the General Partner. The General Partner may make Capital Contributions to the Partnership at such times and in such amounts as the General Partner, in its sole and absolute discretion, may determine advisable, but under no circumstances shall the General Partner be obligated to make any such Capital Contribution. In exchange for each such Capital Contribution, the Partnership shall issue to the General Partner, at the election of the General Partner in its sole and absolute discretion, (i) that number of Partnership Units equal to
(a) the amount of the Capital Contribution divided by (b) the Value of a REIT Share or (ii) or other Partnership Interests, in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in good faith, subject to Delaware law, including, without limitation, (x) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (y) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (z) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.


                  Section 4.3            No Preemptive Rights

                  No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.


                                    ARTICLE V
                                  DISTRIBUTIONS


                  Section 5.1            Requirement and Characterization of
                                         Distributions

                  The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period as follows: (i) to the extent that there is sufficient Available Cash, each holder of Class A Units shall be entitled to a distribution per Class A Unit equal to any accrued but unpaid distributions payable with respect to such Class A Unit, if any, for all prior periods with respect to which such Class A Unit was issued and outstanding (as described in clause (ii) below); (ii) after the payment of any accrued but unpaid distributions, if any, for all prior periods in accordance with the foregoing clause (i), to the extent that there is sufficient Available Cash, each holder of Class A Units shall be entitled to a distribution per Class A Unit (multiplied by the Conversion Factor) in an amount equal to the dividend per REIT Share paid by the General Partner for such quarter multiplied by a fraction, the numerator of which is the number of days in the quarter or shorter period to which such distribution relates that the Class A Unit was issued and outstanding, and the denominator of which is the total number of days in the quarter or shorter period to which such distribution relates; provided, that to the extent that there is not sufficient Available Cash to pay the distributions per Class A Unit (multiplied by the Conversion Factor) in accordance with this clause (ii), such deficit shall cumulate and no distribution (other than to a Redeeming Partner as provided in Section 8.6.C) shall be made for any subsequent distribution period pursuant to clauses (ii) and (iii) hereof, unless all such accrued but unpaid distributions shall have been paid to the holders of the Class A Units pursuant to clause (i) above for all prior periods; and (iii) to the extent there is excess Available Cash after the application of clauses (i) and (ii), such excess shall be distributed to each holder of Class B Units, on a pro rata basis. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution with respect to a REIT Share for which such Unit has been redeemed or exchanged.


                  Section 5.2            Amounts Withheld

                  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.


                  Section 5.3            Distributions Upon Liquidation

                  Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.


                                   ARTICLE VI
                                   ALLOCATIONS


                  Section 6.1           Allocations For Capital Account Purposes

                  For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

                  A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1.A, (ii) second, to the Class A Units in accordance with their respective Percentage Interests to each Partner until each Class A Unit has been allocated, on a cumulative basis pursuant to this clause (ii), Net Income equal to the sum of the distributions paid with respect to such Class A Unit pursuant to clauses (i) and (ii) of Section 5.1, if any, and (iii) thereafter, to the Class B Units.

                  B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated (i) first, to the Class B Units to the extent that any prior allocations of Net Income to the Class B Units pursuant to Section 6.1(a)(iii) exceed, on a cumulative basis, distributions with respect to the Class B Units pursuant to clause (iii) of Section 5.1, (ii) second, to the Class A Units to the extent that any prior allocations of Net Income pursuant to Section 6.1(a)(ii) exceed, on a cumulative basis, the distributions paid with respect to such Class A Units pursuant to clauses (i) and (ii) of Section 5.1, and (iii) third, to the Partners in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

                  C. Allocation of Nonrecourse Debt. For purposes of Regulations
Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATIONS OF BUSINESS


                  Section 7.1            Management

                  A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                  (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                  (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper, which powers shall include, without limitation, the power to pledge any or all of the assets of the Partnership to secure a loan or other financing to the General Partner (the proceeds of which are not required to be contributed or loaned to the Partnership);

                  (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of Capital Contributions to its Subsidiaries;

                  (5) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

                  (6)      the   distribution  of  Partnership   cash  or  other
                           Partnership assets in accordance with this Agreement;

                  (7) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president", vice president", "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

                  (8)      the  maintenance of such insurance for the benefit of
                           the   Partnership   and  the  Partners  as  it  deems
                           necessary or appropriate;

                  (9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which it has an equity investment from time to time);

                  (10) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                  (11) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons); and

                  (12) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt.

                  B. No Approval by Limited Partners. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

                  D. Working Capital Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

                  E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the
Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.


                  Section 7.2            Certificate of Limited Partnership

                  The General Partner has previously filed the Certificate with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

                  Section 7.3         Title to Partnership Assets

                  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.


                  Section 7.4            Reimbursement of the General Partner

                  A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the operation of, or for the benefit of, the Partnership. The General Partner shall determine in good faith the amount of expenses incurred by it related to the operation of, or for the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3(c) and as a result of indemnification pursuant to Section 7.7 hereof.

                  C. Partnership Interest Issuance Expenses. The General Partner also shall be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests pursuant to Section 4.2 hereof.

                  Section 7.5          Outside Activities of the General Partner

                  A. General. Nothing contained in this Agreement shall prevent or prohibit the General Partner or any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner having business interests and engaging in business activities in addition to those relating to the Partnership (including, without limitation, owning and operating real estate and incurring indebtedness in its own name, whether or not the proceeds of such indebtedness are used for the benefit of the Partnership), including, without limitation, engaging in other business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any right by virtue of this Agreement or the partnership relationship established hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership (including, without limitation, causing tenants to transfer from one of the Partnership's properties to other properties in which the General Partner has an interest, directly or indirectly, without compensation to the Partnership, or taking other actions for the benefit of the General Partner or other entities affiliated with the General Partner that are detrimental to the Partnership), shall not be deemed wrongful or improper. Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and, regardless of whether or not such opportunity is competitive with the Partnership, the General Partner or any Affiliate of the General Partner shall have the right to take for its own account (individually or as a trustee, partner or fiduciary), or to recommend to others, any such particular opportunity. The General Partner and any Affiliates of the General Partner may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

                  B. Sales and Purchases of REIT Shares. The General Partner may issue additional REIT Shares or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares ("New Securities"), or purchase and/or redeem REIT Shares, at such times and in such amounts and for such consideration as the General Partner, in its sole and absolute discretion, determines. Under no circumstances shall the General Partner be obligated to contribute to the Partnership all or any part of the proceeds from any issuance of such New Securities or from the exercise of rights contained in such New Securities, and the General Partner may, in its sole and absolute discretion, retain all such proceeds, to be used by the General Partner as it determines, in its sole and absolute discretion, to be advisable.

                  Section 7.6            Transactions with Affiliates

                  A. Permitted Transactions. Subject to Section 7.6.B below, the Partnership may lend or contribute funds to, borrow funds from, and enter into any other transactions with (including, without limitation, the purchase or sale of any property or the transfer of a tenant from one of the Partnership's properties to other properties in which the General Partner has an interest, directly or indirectly, without compensation to the Partnership), the General Partner, the Partnership's Subsidiaries or other Persons in which it has an equity investment, or Affiliates of the Partnership, the General Partner or such Subsidiaries or other Persons, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

                  B. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Affiliate of the Partnership or the General Partner that is not a Subsidiary of the Partnership or the General
Partner, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

                  C. Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

                  D. Redemption of Partnership Units held by General Partner. The Partnership is expressly permitted to purchase Partnership Units held by the General Partner at any time and upon such terms as the General Partner, in its sole and absolute discretion, shall determine, subject to Section 7.6.B; provided, that any such purchase of Partnership Units from the General Partner shall be deemed to have complied with Section 7.6.B if the purchase price per Partnership Unit is equal to either (i) the Value of a REIT Share or (ii) the price paid by the General Partner for such Partnership Unit, if such Partnership Unit has been acquired from a third party.

                  Section 7.7            Indemnification

                  A. General. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.

                  B. Advancement of Expenses. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                  D. Insurance. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  E. Benefit Plan  Fiduciary.  For purposes of this Section 7.7,
(i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7, and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                  F. No Personal Liability for Limited Partners. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.


                  Section 7.8            Liability of the General Partner

                  A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

                  B. No Obligation to Consider Separate Interests of Limited Partners. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, other partnerships in which the General Partner serves as general partner, and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions.

                  C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  D. Effect of Amendment. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


                  Section 7.9            Other Matters Concerning the General
                                         Partner

                  A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  D. Actions to Maintain REIT Status or Avoid Taxation of the General Partner. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.


                  Section 7.10        Reliance by Third Parties

                  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS


                  Section 8.1            Limitation of Liability

                  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.


                  Section 8.2            Management of Business

                  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.


                  Section 8.3            Outside Activities of Limited Partners

                  Any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this
Agreement  to  offer  any  interest  in  any  such  business   ventures  to  the
Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.


                  Section 8.4            Return of Capital

                  Except  pursuant  to the  right  of  redemption  set  forth in
Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or, except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.B, or otherwise expressly provided in this Agreement, as to profits, losses or distributions.


                  Section 8.5       Rights of Limited Partners Relating
                                       to the Partnership

                  A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                  (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

                  (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                  (3)      to obtain a current  list of the name and last  known
                           business,   residence  or  mailing  address  of  each
                           Partner;

                  (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                  (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

                  B. Notice of Change in Conversion Factor. The Partnership shall notify each Limited Partner in writing of any change made to the Conversion Factor within ten (10) Business Days of the date such change becomes effective.

                  C. Notice of Extraordinary Transaction of General Partner. The General Partner shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger or sale of all or substantially all of its assets without notifying the Limited Partners of its intention to make such distribution or effect such merger or sale at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger or sale.

                  D. Confidentiality. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

                  Section 8.6            Redemption Right

                  A. General. Subject to Section 8.6.C, on or after the date one
(1) year after each Partnership Unit is issued, the holder of such Partnership Unit other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date such Partnership Unit at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date.

                  B. General Partner Assumption of Right. Notwithstanding the provisions of Section 8.6.A, the General Partner may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right. Nothing contained in this Section 8.6.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.6.A hereof.

                  C. Payment of Accrued and Unpaid Distributions. On any Specified Redemption Date occurring on or prior to the tenth anniversary of the date on which the Redeeming Partner was admitted to the Partnership, the Partnership shall pay to the Redeeming Partner the amount of all accrued and unpaid distributions, if any, pursuant to Section 5.1. On any Specified Redemption

Date occurring after the tenth anniversary of the date on which the Redeeming Partner was admitted to the Partnership, the Partnership shall pay to the Redeeming Partner the amount of all accrued and unpaid distributions, if any, pursuant to Section 5.1; provided, however, that no such payment of cumulated and unpaid distributions shall be required if the Redemption Amount is at least 110% of the sum of (i) the quotient obtained by dividing the Redeeming Partner's Capital Contribution as set forth on Exhibit A by the number of the Partnership Units (multiplied by the Conversion Factor) held by such Partner and (ii) all accrued and unpaid distributions with respect to a Partnership Unit.

                  D. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Articles of Incorporation or (ii) would be prohibited under applicable federal or state securities laws or regulations.

                  E. Redemption Amount Adjustment in Terminating Transaction. Notwithstanding any other provision of this Agreement, in the event that CarrAmerica Realty Corporation shall cease to exist for any reason (including, without limitation, the merger of CarrAmerica Realty Corporation into another entity or a sale of all or substantially all of the assets of CarrAmerica Realty Corporation and distribution of the proceeds therefrom in liquidation) (referred to as a "Termination Transaction"), the Redemption Amount thereafter shall be equal to (i) the consideration received for one REIT Share in connection with the Termination Transaction multiplied by (ii) the Conversion Factor at the time of the Termination Transaction, which Redemption Amount the General Partner shall pay upon an exercise of the Redemption Right, at its sole option, either in the form of the consideration received by the CarrAmerica Realty Corporation stockholders in connection with the Termination Transaction or in cash in an amount equal to the value of such consideration at the time the Redemption Right is exercised, as determined by the General Partner in good faith.


                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS


                  Section 9.1            Records and Accounting

                  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.


                  Section 9.2            Fiscal Year

                  The fiscal year of the Partnership shall be the calendar year.


                  Section 9.3            Reports

                  A. Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

                  B. Quarterly Reports. If and to the extent that the General Partner mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter (except the last calendar quarter of each year), a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.


                                    ARTICLE X
                                   TAX MATTERS


                  Section 10.1        Preparation of Tax Returns

                  The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.


                  Section 10.2        Tax Elections

                  Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.


                  Section 10.3        Tax Matters Partner

                  A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

                  B. Powers. The tax matters partner is authorized, but not required:

                           1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in
                                    Section  6231 of the  Code) or a member of a
                                    "notice   group"  (as   defined  in  Section
                                    6223(b)(2) of the Code);

                           2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                           3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                           4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                           5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                           6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                  The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

                  C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing his duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                  Section 10.4        Organizational Expenses

                  The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.


                  Section 10.5        Withholding

                  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS


                  Section 11.1        Transfer

                  A. Definition. The term "transfer," when used in this Article XI with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner (including the General Partner pursuant to Section 7.6.D) or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 or otherwise.

                  B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.


                  Section 11.2        General Partner's Rights to Transfer

                  A. Limited Partnership Interests. The General Partner may transfer all or any portion of its Limited Partnership Interests, or any of the rights associated with such Limited Partnership Interests, to any party without the consent of the Partnership or any Partner (regardless of whether such transfer triggers a termination of the Partnership for tax purposes under
Section 708 of the Code).

                  B. General Partner Interest. The General Partner shall not be permitted to transfer its General Partner Interest except (i) to an Affiliate of the General Partner, (ii) in connection with a sale of all or substantially all of the General Partner's assets, or (iii) in connection with a merger, consolidation or other business combination involving the General partner; provided, that the foregoing transfers shall be permitted if the Person succeeding as General Partner pursuant to clause (i), (ii) or (iii) above assumes all of the obligations of the General Partner under the Partnership Agreement.


                  Section 11.3        Limited Partners' Rights to Transfer

                  A. General. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E and 11.4, a Limited Partner (other than the General Partner) may transfer, with or without the consent of the General Partner, all or any portion of his Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, to an Immediate Family Member or an Affiliate of such Limited Partner, provided that prior written notice of such proposed transfer is delivered to the General Partner. No other transfers of a Limited Partnership Interest may be effected without the consent of the General Partner, which consent may be given or denied by the General Partner in its sole and absolute discretion.

                  B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                  C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer by a Limited Partner of his Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

                  D. No Transfers Affecting Tax Status of Partnership. No transfer by a Limited Partner of his Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or
(ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

                  E. No Transfers to Holders of Nonrecourse Liabilities. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion; provided, as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

                  Section 11.4        Substituted Limited Partners

                  A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

                  B. Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

                  C. Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.


                  Section 11.5        Assignees

                  If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

                  Section 11.6        General Provisions

                  A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6.

                  B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

                  C. Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

                  D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.


                                   ARTICLE XII
                              ADMISSION OF PARTNERS


                  Section 12.1        Admission of Successor General Partner

                  A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

                  Section 12.2        Admission of Additional Limited Partners

                  No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner
(i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.


                  Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

                  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 15.11 hereof.


                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION


                  Section 13.1        Dissolution

                  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events") :

                  (i) the expiration of its term as provided in Section 2.4 hereof;

                  (ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after the withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                  (iii) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

                  (iv) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                  (v) the sale of all or substantially all of the assets and properties of the Partnership in exchange for cash; or

                  (vi) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.


                  Section 13.2        Winding Up

                  A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                  (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

                  (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

                  (4) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

                  B. Deferred  Liquidation.  Notwithstanding  the  provisions of
Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.


                  Section 13.3        Compliance with Timing Requirements of
                                      Regulations

                  In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.


                  Section 13.4        Deemed Distribution and Recontribution

                  Notwithstanding any other provision of this Article XIII, in the event the Partnership is liquidated within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.


                  Section 13.5        Rights of Limited Partners

                  Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

                  Section 13.6        Notice of Dissolution

                  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).


                  Section 13.7        Cancellation of Certificate of  Limited
                                      Partnership

                  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.


                  Section 13.8        Reasonable Time for Winding Up

                  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.


                  Section 13.9        Waiver of Partition

                  Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS


                  Section 14.1        Amendments

                  A. General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal (except an amendment pursuant to Section 14.1.B below), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen
(15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partnership Interests held by the General Partner).

                  B. Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                  (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A hereto with an amended Exhibit A);

                  (3) to set forth the rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A or Section 4.2.B hereof;

                  (4)      to modify the term of the Partnership as set forth in
                           Section 2.5;

                  (5) to reflect a change that does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                  (6) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner will provide notice to the Limited Partners when any action under this Section 14.1.B has been taken.

                  C. Amendments Requiring Limited Partner Approval (Excluding General Partner). Notwithstanding Section 14.1.A hereof, the General Partner shall not amend Section 4.2.B, Article V, Article VI, 7.6, 7.8, 8.6 or 11.2 without the Consent of a majority of the Percentage Interests of the Limited Partners, excluding Limited Partnership Interests held by the General Partner.

                  D. Amendments Requiring Unanimous Limited Partner Approval. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, or (iii) amend this Section 14.1.D.


                  Section 14.2        Meetings of the Partners

                  A. General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1 hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests shall control.

                  B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

                  C. Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

                  D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS


                  Section 15.1        Addresses and Notice

                  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.


                  Section 15.2        Titles and Captions

                  All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.


                  Section 15.3        Pronouns and Plurals


                  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.


                  Section 15.4        Further Action

                  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  Section 15.5        Binding Effect

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.


                  Section 15.6        Creditors

                  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.


                  Section 15.7        Waiver

                  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.


                  Section 15.8        Counterparts

                  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.


                  Section 15.9        Applicable Law

                  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.


                  Section 15.10         Invalidity of Provisions

                  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


                  Section 15.11          Power of Attorney

                  A. General. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation,
                           (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner, and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                  (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

                  Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

                  B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's
Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                GENERAL PARTNER:

                                CARRAMERICA REALTY CORPORATION



                                By: /s/ Brian K. Fields
                                   ------------------------------------
                                Name:
                                     ----------------------------------
                                Title: Chief Financial Officer
                                      ---------------------------------


                                LIMITED PARTNERS:

                                ENGLEWOOD JOINT VENTURE NO. 1

                                By:   Quebec Partners III,
                                      General Partner

                                      By:   Plaza Developers Holdings LLC,
                                            General Partner

                                            By: /s/ John W. Madden, Jr.
                                               ------------------------------
                                            Name:
                                                -----------------------------
                                            Title:  Manager
                                                  ---------------------------


                               QUEBEC COURT JOINT VENTURE NO. 2

                               By:   Quebec Court Joint Venture No. 1,
                                     General Partner

                                     By:   Plaza Developers Holdings LLC,
                                           General Partner

                                           By: /s/ John W. Madden, Jr.
                                               ------------------------------
                                            Name:
                                                -----------------------------
                                            Title:  Manager
                                                  ---------------------------

                                                     EXHIBIT A

                                        PARTNERS AND PARTNERSHIP INTERESTS


                                              Class A            Class B         Agreed Initial
                                            Partnership        Partnership          Capital           Percentage
      Name and Address of Partner              Units              Units             Account            Interest
      ---------------------------              -----              -----             -------            --------

GENERAL PARTNER:

CarrAmerica Realty Corporation                                   16,207           $   396,259            1.00%
1700 Pennsylvania Avenue, N.W.                                Class B Units                            (100% of
Washington D.C.  20006                                                                              Class B Units)


LIMITED PARTNERS:

Quebec Court Joint Venture No. 2              686,808                             $16,792,457           42.38%
7600 East Orchard Road                     Class A Units                                               (42.8% of
Suite 430N                                                                                          Class A Units)
Englewood, CO  80111


Englewood Joint Venture No. 1                 917,675                             $22,437,158           56.62%
7600 East Orchard road                     Class A Units                                               (57.2% of
Suite 430N                                                                                          Class A Units)
Englewood, CO  80111                         ---------         ----------         -----------        -----------

TOTAL:                                       1,604,483           16,207           $39,625,874          100.00%
                                             =========         ==========         ===========        ===========



                                    EXHIBIT B
                           CAPITAL ACCOUNT MAINTENANCE


1.                Capital Accounts of the Partners
                  --------------------------------

                  A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to
Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

                  B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) (1) of the Code shall be included in taxable income or loss), with the following adjustments:

                  (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv) (m)(4).

                  (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                  (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                  (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

                  (6) Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

                  C. Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(l)(B) of the Code, the Partnership's properties shall be deemed, solely for federal income tax purposes, to have been distributed in liquidation of the Partnership to the holders of the Partnership units (including transferee) and recontributed by such Persons in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 1.D(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

                  D.       (1)  Consistent  with the  provisions of  Regulations
                           Section  1.704-1(b)(2)(iv)(f),  and  as  provided  in
                           Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
                           Section 6.1 of the Agreement.

                  (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and
                           (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided however that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                  (3) In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or
                           Unrealized  Loss  attributable  to  such  Partnership
                           property,   as  of  the  time   any  such   asset  is
                           distributed.

                  (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
                           Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

                  E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2.                No Interest
                  -----------

                  No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.                No Withdrawal
                  -------------

                  No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

                                    EXHIBIT C
                            SPECIAL ALLOCATION RULES


1.                Special Allocation Rules.
                  -------------------------

                  Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

                  A. Minimum Gain Chargeback.  Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f) (6). This
Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

                  B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof ), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4). This
Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

                  C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-
l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) and shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  D Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse

Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

                  E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                  F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.                Allocations for Tax Purposes
                  ----------------------------

                  A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                  (1)      (a)      In the case of a Contributed Property,  such
                                    items   attributable    thereto   shall   be
                                    allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution
                                    (taking into account Section 2.C of this Exhibit C); and

                           (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
                                    Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  (2)      (a)      In the case of an  Adjusted  Property,  such
                                    items shall

                                    (i) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

                                    (ii) second,  in the event such property was
                                    originally  a   Contributed   Property,   be
                                    allocated  among  the  Partners  in a manner
                                    consistent   with  Section  2.B(1)  of  this
                                    Exhibit C; and

                           (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                  C. To the extent Treasury Regulations  promulgated pursuant to
Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Property transferred to the Partnership pursuant to certain Contribution Agreements dated May 24, 1996 by and between the Partnership and certain contributors, the Partnership shall elect to use the "traditional method" set forth in Treasury Regulation ss. 1.704-3(b).

                                    EXHIBIT D

                              NOTICE OF REDEMPTION

                  The undersigned hereby irrevocably (i) redeems _________ Partnership Units in CarrAmerica Realty, L.P. in accordance with the terms of the Agreement of Limited Partnership of CarrAmerica Realty, L.P., as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies, that the undersigned (a) has marketable, and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein, and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.



Dated:  _______________________      Name of Limited Partner: __________________




                                                --------------------------------
                                                (Signature of Limited Partner)




                                                --------------------------------
                                                (Street Address)


                                                -------------------------------

                                               (City)     (State)    (Zip Code)



                                   Signature Guaranteed by:

                                               --------------------------------




If REIT Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

                               FIRST AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            CARRAMERICA REALTY, L.P.


                  THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CARRAMERICA REALTY, L.P. (this "First Amendment"), dated May 24, 1996, is entered into by CarrAmerica Realty Corporation, a Maryland corporation, as general partner (the "General Partner") of CarrAmerica Realty, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

                  WHEREAS, Englewood Joint Venture No. 1 ("Englewood JV"), which held 917,675 Class A units of limited partnership interest ("Class A Units"), has distributed 911,949 of such Class A Units to ColTel II, Inc. and 5,726 of such Class A Units to Quebec Partners III, which 5,726 Class A Units were subsequently distributed to Plaza Developers Holdings LLC;

                  WHEREAS, Quebec Court Joint Venture No. 2 ("Quebec Court JV") received 686,808 Class A Units has distributed 681,082 of such Class A Units to ColTel I, Inc. and 5,726 of such Class A Units to Quebec Court Joint Venture No.1, which 5,726 Class A Units were subsequently distributed to Plaza Developers Holdings LLC; and

                  WHEREAS, the General Partner subsequently purchased 911,949 Class A Units from ColTel II, Inc. and 681,082 Class A Units from ColTel I, Inc. pursuant to a Unit Purchase Agreement dated as of May 24, 1996 by and among the General Partner, ColTel I, Inc. and ColTel II, Inc.;

                  WHEREAS, pursuant to the authority granted to the General Partner pursuant to the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to admit Plaza Developers Holdings LLC ("Plaza Developers") and the General Partner as Substituted Limited Partners of the Partnership as a result of the foregoing transactions, and to amend and restate Exhibit A to reflect the admission of each such partner as a Substituted Limited Partner and the holder of a specified number of Class A Units; and

                  WHEREAS, Plaza Developers desires to become a party to the Partnership Agreement and to be bound by all of the terms, conditions and other provisions of the Partnership Agreement.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

                  1. Plaza Developers hereby agrees to become a party to the Partnership Agreement and to be bound by all of the terms, conditions and other provisions of the Partnership Agreement.

                  2. Exhibit A hereby is amended by replacing such Exhibit A with the Exhibit A attached to this First Amendment, and each of Plaza Developers and the General Partner hereby is admitted as a Substituted Limited Partner.

                  All capitalized terms used in this First Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

                  IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the date first set forth above.

                                            CARRAMERICA REALTY  CORPORATION,  as
                                            General   Partner   of   CarrAmerica
                                            Realty, L.P.



                                            By:  /s/ Brian K. Fields
                                                 ------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:   Chief Financial Officer
                                                 ------------------------------


                                            PLAZA DEVELOPERS HOLDINGS LLC



                                            By: /s/ John W. Madden, Jr.
                                                ------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:  Manager
                                                  ----------------------------

                                                    EXHIBIT A

                                        PARTNERS AND PARTNERSHIP INTERESTS

                                                                                          Effective as of May 24, 1996


                                              Class A            Class B         Agreed Initial
                                            Partnership        Partnership          Capital           Percentage
      Name and Address of Partner              Units              Units             Account            Interest
      ---------------------------              -----              -----             -------            --------

GENERAL PARTNER:

CarrAmerica Realty Corporation                                   16,207           $   396,259            1.00%
1700 Pennsylvania Avenue, N.W.                                Class B Units                            (100% of
Washington D.C.  20006                                                                              Class B Units)


LIMITED PARTNERS:

CarrAmerica Realty Corporation              1,593,031                             $38,949,615           98.29%
1700 Pennsylvania Avenue, N.W.             Class A Units                                               (99.3% of
Washington, D.C.  20006                                                                             Class A Units)



Plaza Developers Holding LLC                  11,452                                 $280,000            0.71%
7600 East Orchard road                     Class A Units                                                (0.7% of
Suite 430N                                                                                          Class A Units)
Englewood, CO  80111                         ---------         ----------         -----------        -----------

TOTAL:                                       1,604,483           16,207           $39,625,874          100.00%
                                             =========         ==========         ===========        ===========


                               SECOND AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            CARRAMERICA REALTY, L.P.


                  THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CARRAMERICA REALTY, L.P. (this "Second Amendment"), dated May 24, 1996, is entered into by CarrAmerica Realty Corporation, a Maryland corporation, as general partner (the "General Partner") of CarrAmerica Realty, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

                  WHEREAS, on the date hereof, the General Partner has sold back to the Partnership 1,075,404 Class A units of limited partnership interest ("Class A Units") in the Partnership acquired by it from third parties, and 517,627 additional Class A Units previously owned by the General Partner have been converted to Class B units of limited partnership interest ("Class B Units"), all pursuant to a Unit Redemption Agreement dated as of May 24, 1996 by and between the Partnership and the General Partner (the "Unit Redemption Agreement"); and

                  WHEREAS, pursuant to the authority granted to the General Partner pursuant to the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to amend and restate Exhibit A thereto to reflect the transactions effected by the Unit Redemption Agreement.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends Exhibit A to the Partnership Agreement by replacing such Exhibit A with the Exhibit A attached to this Second Amendment.

                  All capitalized terms used in this Second Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

                  IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of the date first set forth above.

                                            CARRAMERICA REALTY  CORPORATION,  as
                                            General   Partner   of   CarrAmerica
                                            Realty, L.P.



                                            By: /s/ Brian K. Fields
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:  Chief Financial Officer
                                                  -----------------------------



                                                     EXHIBIT A

                                        PARTNERS AND PARTNERSHIP INTERESTS


                                                                                          Effective as of May 24, 1996

                                              Class A            Class B         Agreed Initial
                                            Partnership        Partnership          Capital           Percentage
      Name and Address of Partner              Units              Units             Account            Interest
      ---------------------------              -----              -----             -------            --------

GENERAL PARTNER:

CarrAmerica Realty Corporation                                    5,453           $   133,326            1.00%
1700 Pennsylvania Avenue, N.W.                                Class B Units                            (1.02% of
Washington D.C.  20006                                                                              Class B Units)


LIMITED PARTNERS:

CarrAmerica Realty Corporation                                   528,381          $12,918,915           96.90%
1700 Pennsylvania Avenue, N.W.                                Class B Units                           (98.98% of
Washington D.C.  20006                                                                              Class A Units)


Plaza Developers Holdings LLC                 11,452                                $280,000             2.10%
7600 East Orchard road                     Class A Units                                               (100% of
Suite 430N                                                                                          Class A Units)
Englewood, CO  80111                         --------          ---------          ----------         ----------

TOTAL:                                         11,452           533,834           $13,332,241           100.00%
                                             =========         ==========         ===========        ===========


                               THIRD AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            CARRAMERICA REALTY, L.P.


                  THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CARRAMERICA REALTY, L.P. (this "Third Amendment"), dated as of June 27, 1996, is entered into by CarrAmerica Realty Corporation, a Maryland corporation ("CARC"), as general partner of CarrAmerica Realty, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, CarrAmerica Realty GP Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CARC ("GP Holdings"), and CarrAmerica Realty LP Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CARC ("LP Holdings").

                  WHEREAS, pursuant to a Contribution Agreement of even date herewith (the "Contribution Agreement"), (i) CARC is transferring its General Partner Interest in the Partnership to GP Holdings, an Affiliate of CARC, and GP Holdings is assuming all of the obligations of the general partner of the Partnership under the Partnership Agreement, and (ii) CARC is transferring its Limited Partner Interest in the Partnership to LP Holdings, an Affiliate of CARC; and

                  WHEREAS, pursuant to the authority granted to the General Partner pursuant to the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to reflect the transactions described above.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                  1. GP Holdings hereby is admitted to the Partnership as successor General Partner of the Partnership. GP Holdings agrees to become a party to the Partnership Agreement, to be bound by all of the terms, conditions and other provisions of the Partnership Agreement, and to assume all of the obligations of the General Partner under the Partnership Agreement.

                  2. LP Holdings hereby is admitted as a Substituted Limited Partner of the Partnership. LP Holdings agrees to become a party to the Partnership Agreement and to be bound by all of the terms, conditions and other provisions of the Partnership Agreement.

                  3. References in the Partnership Agreement to the "General Partner," when previously referring to CARC in its capacity as a publicly-traded real estate investment trust rather than in its capacity as general partner of the Partnership, shall from hereafter be deemed to be references to CARC. Without limiting the foregoing in any way, the term "REIT Share" specifically shall be deemed to mean a share of common stock of CARC. References in the Partnership Agreement to the "General Partner," when previously referring to CARC in its capacity as general partner of the Partnership, shall continue to be references to the General Partner of the Partnership.

                  All capitalized terms used in this Third Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

                  IN WITNESS WHEREOF, the undersigned has executed this Third Amendment as of the date first set forth above.

                                            CARRAMERICA REALTY CORPORATION




                                            By: /s/ Brian K. Fields
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:  Chief Financial Officer
                                                  -----------------------------


                                            CARRAMERICA REALTY GP HOLDINGS, INC.




                                            By: /s/ Brian K. Fields
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:  Chief Financial Officer
                                                  -----------------------------


                                            CARRAMERICA REALTY LP HOLDINGS, INC.




                                            By: /s/ Brian K. Fields
                                                -------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:  Chief Financial Officer
                                                  -----------------------------

                               FOURTH AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            CARRAMERICA REALTY, L.P.


                  THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CARRAMERICA REALTY, L.P. (this "Fourth Amendment"), dated August 2, 1996, is entered into by CarrAmerica Realty GP Holdings, Inc., a Delaware corporation, as general partner (the "General Partner") of CarrAmerica Realty, L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership, and Littlefield Liquidating Trust, a Texas trust.

                  WHEREAS, on the date hereof, certain partnerships and corporations (the "Contributors") are receiving Class A units and Class C units of limited partnership interest ("Class C Units") in the Partnership in exchange for the office properties known as Great Hills Plaza, Park North, Balcones
Center, First State Bank (Lone Star Tower), The Setting, The Littlefield Complex, Riata and Aubrey Smith (collectively, the "Contributed Properties") and certain other assets pursuant to a closing under that certain Contribution Agreement dated as of June 26, 1996 by and between the Partnership and various parties thereto (the "Contribution Agreement");

                  WHEREAS, pursuant to Section 2.1(c) of the Contribution Agreement, the Contributors have requested that the Partnership issue the Class A Units and Class C Units to Littlefield Liquidating Trust, a trust in which the Contributors are partners or beneficiaries (the "Contributors' Designee");

                  WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 14.1 of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Units, to be entitled Class C Units, and to set forth the designations, rights, powers, preferences and duties of such Class C Units, (ii) to admit the Contributors' Designee as a Substituted Limited Partner of the Partnership,
(iii) to amend and restate Exhibit A to reflect the admission of each such Contributors' Designee as a Substituted Limited Partner and the holder of a specified number of Class A Units and Class C Units, and (iv) to make certain other changes to the Partnership Agreement;

                  WHEREAS, the Contributors' Designee is agreeing to become, upon execution hereof, a party to the Partnership Agreement and to be bound by all of the terms, conditions and other provisions of the Partnership Agreement; and

                  WHEREAS, the General Partner and CarrAmerica Realty LP Holdings, Inc. (or their predecessors in interest) have previously contributed capital to the Partnership pursuant to contribution agreements in exchange for Class B Units, and the General Partner desires to amend the Partnership Agreement to amend and restate Exhibit A thereto to reflect such transactions.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

                  1.   Article  I  hereby  is  amended  to  add  the   following
definition:

                           "Class C Unit"  means a  Partnership  Unit  with such
                  designations, preferences, rights, powers and duties as are described in Section 4.2.C hereof and that is specifically designated by the General Partner as being a Class C Unit.

                  2. Article I hereby is amended by adding the following text to the end of the definition of "Conversion Factor":

                  ; it being intended that (i) adjustments to the Conversion Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions of the type described above, and (ii) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

                  3. Article I hereby is amended by replacing the words "Exhibit E" with "Exhibit D" in the definition of "Notice of Redemption."

                  4. Article I hereby is amended by deleting the proviso beginning with "provided further that" from the definition of "Specified Redemption Date."

                  5. Section 4.2 hereby is amended by adding after Section 4.2.B the following section:

                           C. Class C Units.  Under the authority  granted to it
by Section 4.2.A hereof, the General Partner hereby establishes an additional class of Partnership Units entitled "Class C Units." Class C Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit E hereto.

                  6. Section 5.1 hereby is amended by (i) adding the words "together with any accrued interest thereon," after the words "if any," at the end of the seventh line thereof, (ii) adding the words ", and shall accrue interest at a rate of eight percent (8%) per annum," after the word "cumulate" in the twenty-first line thereof, and (iii) adding the words "(including any accrued interest thereon)" after the word "distributions" in the twenty-third line thereof.

                  7. Exhibit A hereby is amended by replacing such Exhibit A with the Exhibit A attached to this Fourth Amendment, and Contributors' Designee hereby is admitted to the Partnership as a Substituted Limited Partner.

                  8.       Exhibit E hereby is added, and shall read as follows:

                                    EXHIBIT E
                                  CLASS C UNITS


                  Notwithstanding any other provision of the Partnership Agreement, including the provisions of Exhibits A through D thereof, Class C Units shall have the following designations, preferences, rights, powers and duties:

                  (1) General. Except as otherwise provided below, each Class C Unit shall have the same designations, preferences, rights, powers and duties as each Class A Unit.

                  (2) Distributions. No distributions of Available Cash as described in Section 5.1 of the Agreement shall be made with respect to a Class C Unit while such Class C Unit is outstanding.

                  (3) Redemption Right. A holder of Class C Units shall not have the Redemption Right under Section 8.6 of the Agreement with respect to such Class C Units. The Redemption Right for a holder of Class A Units received with respect to such holder's Class C Units pursuant to clause (4) below shall be the same as set forth in Section 8.6 of the Agreement, except that such Redemption Right shall be exercisable immediately (or on such other terms as may be set forth in the contribution agreement pursuant to which such Class C Units are issued).

                  (4)      Conversion to Class A Units.
                           ----------------------------

                           (a) Beginning on the third anniversary of the date of
issuance  of a  Class  C Unit  and on  each  anniversary  thereafter,  up to and including the seventh anniversary of such issuance, each holder of a Class C Unit shall receive a number of Class A Units, with respect to each Class C Unit owned as of such date, equal to (A) the greater of (y) one (1) or (z) $24.125 divided by the average of the daily market price for the ten (10) consecutive trading days immediately preceding such anniversary date of a REIT Share (determining the "market price" consistent with the method set forth in the definition of "Value" in the Agreement), multiplied by (B) .20. On each date of issuance of Class A Units pursuant to this subparagraph (a), one-fifth of the Class C Units held by each holder thereof immediately prior to such date shall be canceled and retired.

                           (b) If,  prior to the fifth  anniversary  of the date
hereof, the Partnership consummates the sale of any of the Contributed Properties (other than The Littlefield Complex) in a transaction that triggers gain for a Contributor under Section 704(c) of the Internal Revenue Code of 1986, as amended, then, upon the closing of any such sale, each holder of a Class C Unit shall receive a number of Class A Units, with respect to each Class C Unit, equal to (A) the greater of (y) one (1) or (z) $24.125 divided by the average of the daily market price for the ten (10) consecutive trading days immediately preceding such closing date (determining the "market price"
consistent with the method set forth in the definition of "Value" in the Agreement, multiplied by (B) a fraction, the numerator of which is the "Contribution Value" for the Contributed Property so sold, as set forth in
Schedule 1 of the Contribution Agreement, and the denominator of which is the total "Contribution Value," as set forth in Schedule 1 to the Contribution Agreement. On each date of issuance of Class A Units pursuant to this subparagraph (b), a number of Class C Units held by each holder thereof immediately prior to such date equal to (i) the number of Class C Units held by such holder immediately prior to such date, multiplied by (ii) the fraction set forth in clause (B) above, shall be canceled and retired.

                           (c)  Notwithstanding  the provisions of  subparagraph
(a) or (b) above, each holder of a Class C Unit shall receive a number of Class A Units, with respect to each Class C Unit, equal to the greater of (y) one (1) or (z) $24.125 divided by the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date of the occurrence of any of the events described below (determining the "market price" consistent with the method set forth in the definition of "Value" in the Agreement), immediately upon the occurrence of any of the following events: (i) the Partnership enters into a binding agreement that would result in a Terminating Capital Transaction;
(ii) a Liquidating Event occurs (as defined in Section 13.1 of the Partnership Agreement); (iii) the General Partner enters into a binding agreement to transfer its General Partner Interest, except for a transfer (y) to an Affiliate of the General Partner (in which event the term REIT Share shall continue to mean a share of common stock of CarrAmerica Realty Corporation) or (z) in connection with a merger, consolidation or other business combination involving the General Partner and in which individuals who immediately prior to such merger, consolidation or other business combination constituted the board of directors of the General Partner constitute a majority of the board of directors of the successor General Partner; or (iv) during any consecutive two-year period commencing on or after the date hereof, individuals who at the beginning of such period constituted the board of directors of the General Partner (together with any new directors whose election by the board of directors or whose nomination for election by stockholders of the General Partner was approved by a vote of at least a majority of the members of the board of directors then in office who either were members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office. Upon the occurrence of any of the events described in this subparagraph (b), each Class C Unit shall be canceled and retired. The General Partner shall provide each holder of Class C Units with prompt notice of any of the events described in this subparagraph (b), so as to enable such holder to avail itself of the Redemption Right with respect to the Class A Units into which such Class C Units are converted pursuant to this subparagraph (b).

                  (5) Capital Accounts. A Capital Account shall be maintained with respect to each Class C Unit. The Capital Account for each Class C Unit initially shall be $24.125, which Capital Account shall be reduced by 20% each year beginning on the third anniversary of the date of issuance of such Class C Unit, until the seventh anniversary of the date of such issuance, at which time the Capital Account for such Class C Unit shall equal zero (unless a Class A Unit shall have been issued pursuant to clause (4)(b) above, at which time the Capital Account for such Class C Unit shall equal zero). The Capital Account for each Class A Unit issued with respect to a Class C Unit pursuant to clause (4) above initially shall be $24.125.

                  (6) Allocations. No allocations of Partnership items of income, gain, loss and deduction will be made for tax purposes with respect to the Class C Units, except as may be required by Section 704(c) of the Code and the corresponding provisions of the Agreement. For purposes of the Section 704(c) allocations attributable to property transferred in exchange for the Class C Units, the Partnership shall use a modified "traditional method" whereby special curative allocations of gain on the disposition of the property are made to a Partner holding the Class C Units.

                  9. Any amendments to this Fourth Amendment shall require the consent of the holders of a majority of the Class C Units.

                  10. Contributors' Designee hereby agrees to become a party to the Partnership Agreement and to be bound by all of the terms, conditions and other provisions of the Partnership Agreement.

                                     * * * *

                  All capitalized terms used in this Fourth Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

                  IN WITNESS WHEREOF, the undersigned has executed this Fourth Amendment as of the date first set forth above.

                                  CARRAMERICA REALTY GP HOLDINGS, INC.,
                                  as General Partner of CarrAmerica Realty, L.P. and on behalf of existing Limited Partners



                                  By: /s/ Brian K. Fields
                                      -----------------------------------------
                                  Name:
                                      -----------------------------------------
                                  Title:  Chief Financial Officer
                                      -----------------------------------------


                                  LITTLEFIELD LIQUIDATING TRUST



                                  By: /s/ Jeffrey Minch
                                      -----------------------------------------
                                  Name:
                                      -----------------------------------------
                                  Title:  Trustee
                                      -----------------------------------------

                                                     EXHIBIT A

                                        PARTNERS AND PARTNERSHIP INTERESTS




                                                                                      Effective as of August 2, 1996

                                              Class A            Class B            Class C         Agreed Initial
                                            Partnership        Partnership        Partnership           Capital         Percentage
      Name and Address of Partner              Units              Units              Units              Account          Interest
      ---------------------------              -----              -----              -----              -------          --------
GENERAL PARTNER:

CarrAmerica Realty GP                                            56,108                               $ 1,329,687          1.00%
  Holdings, Inc.                                              Class B Units                                              (1.19% of
1700 Pennsylvania Avenue, N.W.                                                                                        Class B Units)
Washington D.C.  20006


LIMITED PARTNERS:

CarrAmerica Realty LP                                           4,648,250                            $110,326,514         82.85%
  Holdings, Inc.                                              Class B Units                                             (98.81% of
1700 Pennsylvania Avenue, N.W.                                                                                        Class B Units)
Washington D.C.  20006

                                                                                                                          15.95%
Littlefield Liquidating Trust                 355,384                               539,593           $21,591,333       (96.88% of
c/o Jeffrey L. Minch                       Class A Units                         Class C Units                        Class A Units,
1402 Etheredge                                                                                                            100% of
Austin, Texas  78703                                                                                                   Class C Units

Plaza Developers Holdings LLC
7600 East Orchard Road                        11,452                                                   $280,000            0.20%
Suite 430N                                 Class A Units                                                                 (3.12% of
Englewood, Colorado  80111                                                                                            Class A Units)

                                             --------           ----------         ---------         -----------        ----------

TOTAL:                                        366,836           4,704,358           539,593          $133,527,534         100.00%
                                             =========          ==========         =========         ============       ===========
